Exhibit 10.1
Restricted Stock Agreement
     This Restricted Stock Agreement(this “Agreement”) is entered into effective as of the ___day of ___, 2006 (the “Issue Date”), between Tarragon Corporation, a Nevada corporation (the “Company”), and ___, an individual (the “Grantee”).
     Whereas, the Company has adopted, with the approval of its stockholders, the Tarragon Corporation Amended and Restated Omnibus Plan (such Plan, as same may hereinafter be amended, is referred to as the “Plan”), a copy of which will be provided to Grantee at any time upon request; and
     Whereas, Grantee is an employee of the Company or a subsidiary of the Company.
     Accordingly, in consideration of the foregoing premises, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Grantee agree as follows:
     1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to Grantee ___shares (the “Restricted Shares”) of the Company’s common stock, par value $0.01 per share (“Common Stock”) as of the Issue Date. The Restricted Shares shall be fully paid and nonassessable and shall be represented by a certificate or certificates registered in the name of Grantee; provided, however, that the Company shall not cause such certificate or certificates to be issued unless it has received a power of attorney duly endorsed in blank with respect to such Restricted Shares. Certificates evidencing Restricted Shares, and any certificates for Common Stock issued as dividends on, in exchange of, or as replacements for, certificates evidencing Restricted Shares, shall bear legends referring to the restrictions set forth herein and any other restrictive legends as the Company’s counsel may deem necessary or advisable, and shall be held by the Company, together with the Grantee’s power of attorney with respect to the Restricted Shares, until the Vesting Date, as hereinafter defined.
     2. Restrictions on Transfer. The Restricted Shares may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of by Grantee, whether voluntarily or involuntarily, by operation of law or otherwise, unless and until they have become nonrestricted and nonforfeitable in accordance with Section 3 hereof; provided, however, that Grantee’s interest in the Restricted Shares may be transferred by will or the laws of descent and distribution. Any purported transfer, encumbrance or other disposition of the Restricted Shares that is in violation of this Section 2 shall be null and void, and result in the forfeiture of the Restricted Shares, and all of Grantee’s rights related thereto. The other party to any such purported transaction shall not obtain any rights to or interest in the Restricted Shares.
     3. Lapse of Restrictions.
     (a) On the first anniversary of the Issue Date (the “Vesting Date”), the restrictions set forth in Section 2 above shall lapse, and the Restricted Shares shall become fully vested and nonforfeitable (unless earlier forfeited in accordance with Section 4 hereof).

     (b) Reasonably promptly after the Vesting Date, the Company shall cause to be delivered to Grantee a stock certificate, free of restrictive legend, for the number of shares of Common Stock that Grantee is entitled to under this Agreement. Notwithstanding any other provision of this Agreement, unless Grantee has previously delivered to the Company a timely filed election under Section 83(b) of the Internal Revenue Code, or on or prior to the Vesting Date, makes arrangements with the Company to remit cash payment or shares of Common Stock already owned by the Grantee to satisfy the minimum required federal, state and local withholding taxes due from Grantee on the Vesting Date, the Company shall withhold from delivery the number of shares of Common Stock having a Fair Market Value as of the Vesting Date equal to the amount of tax required to be withheld.
     (c) Notwithstanding the provisions of Section 3(a) above, in the event of a Change in Control, as hereinafter defined, of the Company, all Restricted Shares shall become immediately vested and nonforfeitable. For purposes of this Agreement, a “Change in Control” shall be deemed to occur: (i) upon the approval by the Board of Directors of the Company (or if approval of the Board is not required as a matter of law, the stockholders of the Company) of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving entity or pursuant to which the Common Stock would be converted into cash, securities or other property other than a merger in which the holders of the Common Stock immediately prior to the merger will have the same proportionate ownership of the shares of the surviving entity immediately after the merger, (B) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (C) adoption of any plan or proposal for the liquidation or dissolution of the Company; or (ii) when any “person” (as defined in Section 13(d) of the Exchange Act), other than the Company or any Subsidiary or employee benefit plan or trust maintained by the Company, shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 40% of the Common Stock outstanding at the time, without the prior approval of the Board; or (iii) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board shall cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by the shareholders of each new director during such two-year period was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such two-year period.
     4. Forfeiture of Restricted Shares. Prior to the Vesting Date, all Restricted Shares (together with any dividends or distributions paid on such Restricted Shares) shall be forfeited by the Grantee and transferred to and reacquired by the Company, if Grantee ceases for any reason to be employed by the Company or a Subsidiary thereof, unless the Committee determines otherwise at the time of the cessation of Grantee’s employment. For purposes of this Agreement, Grantee’s employment with the Company or a Subsidiary shall not be deemed to have been interrupted, and Grantee shall not be deemed to have ceased to be an employee of the Company or a Subsidiary, by reason of (i) the transfer of Grantee’s employment among the Company and its Subsidiaries, (ii) an approved leave of absence of not more than 90 days, or (iii) the period of any leave of absence required to be granted by the Company under any law, rule, regulation or contract applicable to Grantee’s employment with the Company or any Subsidiary.

     5. Dividend, Voting and Other Rights. Grantee shall have all of the rights of a stockholder with respect to the Restricted Shares, including the right to vote the Restricted Shares and receive any dividends that may be paid thereon; provided, however, that any additional Common Stock that Grantee may become entitled to receive pursuant to a share dividend or a merger or reorganization in which the Company is the surviving corporation or any other change in the capital structure of the Company shall be subject to the same restrictions as the Restricted Shares; and provided, further, that the Company shall hold any certificates evidencing share dividends or distributions paid on the Restricted Shares until the Vesting Date.
     6. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal or state securities laws; provided, however, that notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any restricted or nonrestricted Common Shares or other securities pursuant to this Agreement if the issuance thereof would result in a violation of any such laws.
     7. Employment Rights. This Agreement shall not confer on Grantee any right with respect to the continuance of employment or other services with the Company or any Subsidiary. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of Grantee at any time.
     8. Defined Terms. Terms utilized in this Agreement that are not otherwise defined herein have the same meaning as set forth in the Plan.
     9. Notices. Any notices required or permitted to be given pursuant to this Agreement must be given in writing and mailed by first class mail or be hand delivered. All notices to the Company shall be effective only upon receipt by the Secretary of the Company and any notices given by the Company shall be deemed to be received by Grantee on the third day after the date of such notice.
     10. Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and all references herein to either the Company or the Grantee shall be deemed to include any successor or successors, whether immediate or remote.
     11. Captions. The headings or captions of this Agreement and the Plan have been included for ease of reference only and are not to be considered in the construction or interpretation of this Agreement or the Plan or any section or clause contained herein or therein.
     12. Interpretation. The interpretation and construction of this Agreement by the Committee appointed by the Board of Director’s of the Company to administer and interpret the Plan shall be final and conclusive. In the event of any conflict between the Plan and this Agreement, the provisions of the Plan shall control. Grantee agrees that any dispute or disagreement which shall arise under or as a result of or pursuant to this Agreement or the Plan shall be determined by the Committee in its reasonable discretion, and that any good faith determination, interpretation or other action by the Committee, or in its absence, by the Board of Directors of the Company, relating to this Agreement or the Plan shall be final, binding and conclusive for all purposes and upon all parties, including Grantee.

     13. Amendment In Writing. This Agreement may be amended as provided in the Plan; provided, however, that all such amendments must be in writing to be enforceable.
     14. Integration. The Restricted Shares are granted pursuant to the Plan. Notwithstanding anything in this Agreement to the contrary, this Agreement is subject to all of the terms and conditions of the Plan, a copy of which is available upon request and which is incorporated herein by reference. As such, this Agreement and the Plan embody the entire agreement and understanding of the Company and Grantee and supersede any prior understandings or agreements, whether written or oral, with respect to the Restricted Shares.
     15. Severance. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof and the remaining provisions hereof shall continue to be valid and fully enforceable.
     16. Governing Law. This Agreement is governed by and shall be construed and enforced in accordance with the laws of the United States of America and the State of Nevada.
     17. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
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     In Witness Whereof, this Agreement has been executed and delivered by a duly authorized representative of the Company as of the day and year first above written.

Tarragon Corporation, a Nevada corporation
By:
William S. Friedman,
Chief Executive Officer

The undersigned Grantee acknowledges receipt of an executed original of this Agreement and accepts the Restricted Shares subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.

Grantee